SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 26, 2003

United Bankshares, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)

(304) 424-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Item 5. Other Events

     On November 26, 2003, United Bankshares, Inc. (“United”) declared a fourth quarter cash dividend of 25¢ per share and announced plans to prepay certain long-term debt. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

99.1	Press Release, dated November 26, 2003, issued by United Bankshares, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: November 26, 2003	By:	/s/ Steven E. Wilson
Steven E. Wilson, Executive Vice
President, Treasurer,
Secretary and Chief
Financial Officer